Exhibit 10.12

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is made and entered into as of September 26, 2014 (the “Effective Date”) by and among Michael Rapoport (“Purchaser”), Audra Stinchcomb (“Seller”) and Zynerba Pharmaceuticals, Inc., a Delaware corporation, f/k/a AllTranz Inc. (the “Company”).

WHEREAS, Seller desires to transfer up to 600,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company to Purchaser for consideration, as indicated below.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows.

1.                                      SALE AND PURCHASE OF SHARES.  On the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller (a) at the Initial Closing (as defined below) 60,000 shares of the Company’s Common Stock (the “Initial Shares”) at $2.116402 per share, for an aggregate purchase price of $126,984.12 (the “Initial Closing Purchase Price”) and (b) at the Second Closing (as defined below) 540,000 shares of the Company’s Common Stock (the “Second Closing Shares”, and collectively, the “Shares”) at $2.116402 per share, for an aggregate purchase price of $1,142,857.08 (the “Second Closing Purchase Price”).  In the event of any changes to the Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number of Second Closing Shares and the purchase price per Second Closing Share shall be correspondingly adjusted, and after giving effect to such adjustment, the Second Closing Purchase Price shall be not less than $1,142,857.08.

2.                                      CLOSINGS

(a)                                 Initial Closing.  The initial closing of the transactions contemplated by this Agreement (the “Initial Closing”) shall take place as soon as reasonably practicable following satisfaction or waiver (by the applicable party) of the conditions set forth in this Section 2, on such date as the parties may mutually agree.

(b)                                 Second Closing.  Subsequent to the Initial Closing, the second closing of the transactions contemplated by this Agreement (the “Second Closing”) shall occur as soon as reasonably practicable following satisfaction or waiver (by the applicable party) of the conditions set forth in this Section 2 after the earliest of (1) notice from the Purchaser to the Seller and the Company of his desire to consummate the Second Closing, (2) the consummation of the Company’s initial public offering of its capital stock, or (3) a Change of Control of the Company. “Change in Control” means (i) the sale, transfer or exclusive license of all or substantially all of the assets of the Company, or all or substantially all of the intellectual property assets of the Company that are material to the business of the Company as presently conducted or proposed to be conducted (including, without limitation, any intellectual property asset(s) with respect to which Seller is a named inventor), (ii) the purchase by a person or entity from the stockholders of the Company of shares of capital stock of the Company representing fifty percent (50%) or more of the voting stock of the Company, or (iii) a merger, consolidation or similar transaction (but not a debt or equity financing approved by the Company’s Board of Directors) to which the Company is a party in which the Company’s stockholders immediately before such transaction own less than fifty percent (50%) of the voting stock or voting power of the surviving entity or its resulting direct or indirect parent immediately after such transaction.  At all times prior to the Second Closing, Seller shall be entitled to vote the Second Closing Shares and give consents, waivers and ratifications in respect thereof.  Each of the Initial Closing and the Second Closing are referred to herein as the “Closing” and together as the “Closings”.

(c)                                  Deliveries by Seller.  At the respective Closing, Seller shall deliver to the Company (a) the original stock certificates representing the Purchased Shares, if in Seller’s possession, or otherwise authorizes Company to remove any such share certificates from escrow for cancellation and reissuance to Purchaser; and (b) a Stock Power and Assignment Separate from Stock Certificate, in substantially the form attached hereto as Exhibit A (a “Stock Power”).  For purposes of this Agreement, “Purchased Shares” means, with respect to the Initial Closing, the Initial Shares, and with respect to the Second Closing, the Second Closing Shares.

(d)                                 Deliveries by Purchaser.  At the respective Closing, Purchaser shall deliver the Initial Closing Purchase Price or the Second Closing Purchase Price, as applicable, by wire transfer of immediately available funds to the account set forth on Exhibit B hereto.

(e)                                  Delivery of Stock Certificates.  As soon as practicable following delivery of the Initial Closing Purchase Price or the Second Closing Purchase Price, as applicable, by Purchaser to Seller (and without the need for further action or consent by any party), Seller hereby instructs the Company to: (i) cancel any stock certificate issued to Seller representing the Purchased Shares; (ii) issue and deliver to Purchaser a duly executed stock certificate representing the Purchased Shares in Purchaser’s name; and (iii) issue and deliver to Seller a duly executed stock certificate representing the number of shares remaining after the transfer to Purchaser, if any, in Seller’s name.

(f)                                   Satisfaction of Conditions and Performance of Obligations under the Stockholders Agreement.  Purchaser acknowledges that Seller is bound by the Third Amended and Restated Stockholders Agreement by and among the Company and the Stockholders names therein, dated May 6, 2104 (the “Stockholders Agreement”).  Pursuant to Article 3 of the Stockholders Agreement, the Shares are subject to the rights of first refusal of the Investor Stockholders, Other Common Stockholders (each as defined in the Stockholders Agreement) and the Company.  The consummation of the transactions contemplated hereunder at the Initial Closing and Second Closing are subject to the satisfaction or waiver (by the applicable party) of the conditions set forth in Sections 3.3, 3.4 and 3.5 of the Stockholders Agreement.  Pursuant to Article 4 of the Stockholders Agreement, Seller may be obligated to sell the Second Closing Shares to a Proposed Buyer (as defined in the Stockholders Agreement) in connection with a Drag-Along Transaction (as defined in the Stockholders Agreement).  Unless and until the Second Closing occurs, nothing herein shall prevent Seller from performing Seller’s obligations under the Stockholders Agreement in connection with any Drag-Along Transaction; provided, however, that until the closing of the Drag-Along Transaction, Seller shall remain obligated to sell the Second Closing Shares to Purchaser at the Second Closing pursuant to the terms of this Agreement; provided further that if the consideration to be received by Seller in such Drag-Along Transaction is less than the Second Closing Purchase Price, then, prior to the closing of the Drag-Along Transaction, Purchaser shall purchase the Second Closing Shares at the Second Closing pursuant to the terms of this Agreement.

3.                                     REPRESENTATIONS AND WARRANTIES OF PURCHASER.  As of the Effective Date and again as of each Closing, Purchaser represents and warrants to Seller and the Company as follows:

(a)                                 Authority.  Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and to purchase Shares under this Agreement.

(b)                                 Purchase for Own Account for Investment.  Purchaser is purchasing the Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).  Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares.  If other than an individual, Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

(c)                                  Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(d)                                 Access to Information.  Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to acquire the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters.

(e)                                  Understanding of Risks.  Purchaser is fully aware of: (a) the highly speculative nature of the Shares; (b) the financial hazards involved, including the risk that Purchaser may suffer a loss of the entire amount of this investment; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares;

(d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of acquiring the Shares.

(f)                                   Purchaser’s Qualifications.  Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Purchaser’s own interests in connection with this transaction and is financially capable of bearing a total loss of the Shares.

(g)                                 Compliance with Securities Laws.  Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act, but instead are being transferred under exemptions from the registration requirements of the 1933 Act or other applicable securities laws which impose certain restrictions on Purchaser’s ability to transfer the Shares.

(h)                                 No Public Market.  Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Shares.

(i)                                    Securities Law Restrictions on Transfer.  Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act or other applicable securities laws or unless an exemption from such registration is available.  Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares.  Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

(j)                                    Restricted Securities.  Purchaser understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances.  In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

4.                                      REPRESENTATIONS AND WARRANTIES OF SELLER.  As of the Effective Date and again as of each Closing, Seller represents and warrants to the Company and Purchaser as follows:

(a)                                 Transfer for Own Account.  Seller is selling the Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act.  No portion of the applicable Purchase Price will be received indirectly by the Company.

(b)                                 No Broker-Dealer.  Seller has not effected this transfer of Shares by or through a broker-dealer in any public offering.

(c)                                  Title to Shares.  Seller has valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  Upon the sale and transfer of the Shares, and payment therefor, in accordance with the provisions of this Agreement, Purchaser will acquire valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

(d)                                 Consents.  All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Shares under this Agreement have been obtained and are in full force and effect.

(e)                                  Authority.  Subject to the provisions of the Stockholders Agreement, Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement, and Seller is not obligated to transfer the Shares to any other person or entity.

5.                                      COMPLIANCE WITH AGREEMENTS OF THE COMPANY. In addition to any other restrictions applicable to the Shares, the Purchaser agrees as a condition to the purchase of the Shares, that Purchaser shall be subject to the restrictions on transfer provided in the Stockholders Agreement.

6.                                      COMPLIANCE WITH LAWS AND REGULATIONS  The sale and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock is listed or quoted, if any, at the time of such sale and transfer.

7.                                      NO RELIANCE.  Each of Seller and Purchaser acknowledges and agrees that neither the Company, nor any of its stockholders, officers, directors, employees, or agents (other than Seller and Purchaser) has (i) acted as an agent, finder or broker for Seller or Purchaser or their respective agents with respect to the offer, purchase and/or sale of the Shares, (ii) made any representations or warranties of any kind, express or implied, to Seller or Purchaser or their respective agents in connection with the offer, purchase and/or sale of the Shares or (iii) at any time had any duty to Seller or Purchaser or their respective agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase and/or sale of the Shares.  In making its decision to sell the Shares, Seller is relying solely on the representations and warranties of Purchaser (and not on any information provided by the Company or its agents).  In making its decision to purchase the Shares, Purchaser is relying solely on the representations and warranties of Seller (and not on any information provided by the Company or its agents).

8.                                      GENERAL PROVISIONS.

(a)                                 Authority.  Subject to the provisions of the Stockholders Agreement, Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement, and Seller is not obligated to transfer the Shares to any other person or entity.

(b)                                 Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  No party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company; provided, however, that the Company may assign any of its rights and obligations under this Agreement to any affiliate of or successor in interest to the Company without consent.

(c)                                  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(d)                                 Dispute Resolution.  The parties hereby (a) irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in New York, New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in New York, New York, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(e)                                  Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing, which may be via electronic mail, and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for

United States deliveries; or (d) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not send during normal business hours, then on the recipient’s next business day.  All notices for delivery outside the United States will be sent by express courier, electronic mail or facsimile.  All notices other than electronic mail or facsimile not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto.  A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York, New York are open for business.

(f)                                   Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(g)                                 Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

(h)                                 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(i)                                    Severabilitv.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

(j)                                    Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(k)                                 Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party or parties.

(l)                                    Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transfer is consummated.

(m)                             Specific Performance.  Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages.  Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages.  The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

(n)                                 Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings against any other party to this Agreement, the non-prevailing party or parties named in such legal proceedings shall pay all reasonable costs and expenses incurred by the prevailing party or parties, including, without limitation, all reasonable attorneys’ fees.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

ZYNERBA PHARMACEUTICALS, INC.

/s/ Philip Wagenheim
By: Philip Wagenheim
Its: President

PURCHASER:

/s/ Michael Rapoport
Michael Rapoport

SELLER:

/s/ Audra L. Stinchcomb
Audra Stinchcomb

EXHIBIT A

Seller’s Stock Power And Assignment
Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Stock Transfer Agreement, dated as of September 26, 2014 (the “Agreement”), the undersigned Seller hereby sells, assigns and transfers unto Michael Rapoport, as Purchaser, 60,000 shares of the Common Stock of Zynerba Pharmaceuticals, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated:	September 26, 2014

/s/ Audra L. Stinchcomb
Audra Stinchcomb

Instruction:  Please fill in the blanks above, sign this Stock Power.  This Stock Power will be used to transfer the Shares from Seller to Purchaser.

EXHIBIT B

WIRE TRANSFER INSTRUCTIONS

Name:	Audra Stinchcomb

Bank Name:	M&T Bank

Bank Address:	7615 Bellona Avenue Towson, MD 21204

Account Number:	9856416483

ABA Routing Number:	501000033

Reference: